      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 21, 1998
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                              GUITAR CENTER, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                95-4600862
    (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)                 Identification No.)

                              5155 CLARETON DRIVE
                         AGOURA HILLS, CALIFORNIA 91301
                                 (818) 735-8800
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                                   BRUCE ROSS
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                              GUITAR CENTER, INC.
                              5155 CLARETON DRIVE
                         AGOURA HILLS, CALIFORNIA 91301
                                 (818) 735-8800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:
                              ANTHONY J. RICHMOND
                                LATHAM & WATKINS
                       633 WEST FIFTH STREET, SUITE 4000
                         LOS ANGELES, CALIFORNIA 90071
                                 (213) 485-1234
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the Registration Statement is declared effective.
                            ------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______________

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                      PROPOSED MAXIMUM    PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                  AMOUNT TO BE        OFFERING PRICE    AGGREGATE OFFERING     AMOUNT OF
         SECURITIES TO BE REGISTERED                REGISTERED          PER SHARE(2)          PRICE(2)       REGISTRATION FEE
Common Stock Purchase Warrants(1)............    676,566 warrants         $27.875          $18,859,277.25        $5563.49

(1) Also includes the 676,566 shares of Common Stock initially issuable upon exercise of the Warrants and such indeterminate number of additional shares of Common Stock as may become issuable upon exercise of the Warrants in accordance with the terms thereof to prevent dilution.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 based on the average of the high and low sales prices of the Common Stock on the Nasdaq National Market on May 18, 1998, because the Warrants are exercisable for Common Stock at a price of $0.01 per share.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED MAY 21, 1998
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

MAY   , 1998

                                 676,566 SHARES

                              GUITAR CENTER, INC.

                                  COMMON STOCK

                           ($.01 PAR VALUE PER SHARE)
             (WARRANTS TO PURCHASE 676,566 SHARES OF COMMON STOCK)

                             ---------------------

    This Prospectus relates to the offering for resale of warrants (the "Warrants") to purchase 676,566 shares of common stock, par value $.01 per share (the "Common Stock"), of Guitar Center, Inc. ("Guitar Center" or the "Company") and the 676,566 shares of Common Stock underlying the Warrants. All of the Warrants and shares of Common Stock (collectively, the "Securities") being registered may be offered for sale and sold from time to time by certain stockholders of the Company identified herein (the "Selling Stockholders"). The Company will not receive any of the proceeds from the sale of Securities by the Selling Stockholders. See "Selling Stockholders" and "Plan of Distribution" concerning information about the Selling Stockholders and the manner of offering of the Securities.

    The Company's Common Stock is traded on the Nasdaq National Market under the symbol "GTRC." On May 18, 1998, the last reported sales price of the Common Stock on the Nasdaq National Market was $27.375 per share. The Warrants are not and will not be listed on any national securities exchange or on the Nasdaq system.

    SEE "RISK FACTORS" ON PAGE 3 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE SECURITIES.

                             ---------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    The Securities will be sold either directly by the Selling Stockholders or through underwriters, brokers, dealers, or agents. At the time any particular offer of Securities is made, if and to the extent required, the specific number of Securities offered, the offering price, and the other terms of the offering, including the names of any underwriters, brokers, dealers or agents involved in the offering and the compensation, if any, of such underwriters, brokers, dealers or agents, will, to the extent required, be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Any statement contained in this Prospectus will be deemed to be modified or superseded by any inconsistent statement contained in any Prospectus Supplement delivered herewith.

                  THE DATE OF THIS PROSPECTUS IS MAY   , 1998

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. UNDERWRITERS MAY OVERALLOT IN CONNECTION WITH THE OFFERING AND MAY BID FOR AND PURCHASE SHARES OF COMMON STOCK IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."
                            ------------------------

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the
Commission: 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet web site at http://www.sec.gov that contains such reports, proxy statements and other information. Such reports, proxy statements and other information of the Company should also be available for inspection at the offices of the National Association of Securities Dealers, Inc., 1735 K Street N.W., Washington, D.C. 20006.

    The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information about the Company and the Securities offered hereby, reference is made to the Registration Statement and the exhibits thereto. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents have been filed by the Company with the Commission pursuant to the Exchange Act and are incorporated by reference herein: (i) Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 Form 10-K"); (ii) Proxy Statement dated April 2, 1998; (iii) Current Report on Form 8-K dated April 23, 1998; (iv) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and (v) the description of the Company's Common Stock contained in the Company's Report on Form 8-A filed on March 6, 1997.

    All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be so deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    A copy of the documents incorporated herein by reference (other than exhibits thereto) will be forwarded without charge to each person to whom this Prospectus is delivered, upon such person's written or oral request to Guitar Center, Inc., 5155 Clareton Drive, Agoura Hills, California 91301, telephone number (818) 735-8800; Attention: Bruce Ross.

                                  THE COMPANY

    The Company was founded in 1964 in Hollywood, California. In 1972, the Company opened its second store in San Francisco to capitalize on the emerging San Francisco rock 'n roll scene. By this time, Guitar Center's inventory had been expanded to include drums, keyboards, accessories and pro audio and recording equipment. Throughout the 1980s, Guitar Center expanded by opening nine stores in five major markets including Chicago, Dallas and Minneapolis. Since 1990, the Company has continued its new store expansion and has focused on building the infrastructure necessary to manage the Company's strategically planned growth. Current executive officers and key managers have been with the Company for an average of 13 years and two of such executive officers (Mr. Larry Thomas, the Company's President and Chief Executive Officer, and Mr. Marty Albertson, the Company's Executive Vice President and Chief Operating Officer) effectively assumed full operating control in 1992. Since then, management has focused on developing and realizing its long-term goal of expanding its position as the leading music products retailer throughout the United States.

    Guitar Center's flagship Hollywood store currently is one of the nation's largest and best-known retail stores of its kind with approximately 30,600 square feet of retail space. The Hollywood store features one of the largest used and vintage guitar collections in the United States, attracting buyers and collectors from around the world. In front of the Hollywood store is the Rock Walk which memorializes over 70 famous musicians and music pioneers. The Rock Walk attracts several tour buses daily and has helped to create international recognition of the Guitar Center name.

    As of March 31, 1998, Guitar Center operated 38 stores in 20 major U.S. markets, including, among others, areas in or near Los Angeles, San Francisco, Chicago, Miami, Houston, Dallas, Detroit, Boston, Minneapolis, Seattle, Phoenix, Atlanta and Cleveland. From fiscal 1993 through fiscal 1997, the Company's net sales and operating income before deferred compensation expense grew at compound annual growth rates of 32.1% and 38.6%, respectively. This growth was principally the result of strong and consistent comparable store sales growth and the opening of 21 new stores.

    The Guitar Center prototype store generally averages 15,000 square feet (as compared to a typical music products retail store which averages approximately 3,200 square feet) and is designed to encourage customers to hold and play instruments. Each store carries an average of 7,000 core SKUs, which management believes is significantly greater than a typical music products retail store, and is organized into five departments, each focused on one product category. These departments cater to a musician's specific product needs and are staffed by specialized salespeople, many of whom are practicing musicians.

    The Company's growth strategy is to continue to increase its presence in its existing markets and to open new stores in strategically selected markets. The Company will continue to pursue its strategy of clustering stores in major markets to take advantage of operating and advertising efficiencies and to build awareness of the Guitar Center name in new markets. The Company opened a total of eight stores in fiscal 1997, two of which the Company acquired in Atlanta in April 1997. The Company has opened four stores in 1998 and presently expects to open an additional six stores during the remainder of the year.

    For fiscal years ended December 31, 1995, 1996 and 1997, the Company had net income (loss) of $10.9 million, ($72.4) million and $16.3 million respectively. The results for fiscal 1997 reflect an extraordinary charge of $4.4 million, net of tax benefit of $1.7 million, related to the extinguishment of long-term debt. The results for fiscal 1996 reflect $11.6 million for transaction costs and financing fees incurred in connection with a recapitalization pursuant to which the ownership of the Company transferred from a sole stockholder to members of management and certain investors (the "Recapitalization") and non-recurring deferred compensation expense of $71.8 million, substantially all of which related to the Recapitalization.

    The principal executive offices of the Company are located at 5155 Clareton Drive, Agoura Hills, California 91301. The telephone number is (818) 735-8800.

                                  RISK FACTORS

    GENERAL. In addition to the other information incorporated by reference herein, prospective investors are urged to review carefully the information provided under the caption "Risks Related to the Business" in the 1997 Form 10-K.

    RECENT SALES TRENDS NOT EXPECTED TO CONTINUE. For the fiscal quarter ended March 31, 1998, the Company's net sales totaled $85.2 million, an increase of 42.5% from 1997 levels, including an increase of 17.5% in comparable store sales. In the opinion of management, this strong sales performance reflects an extraordinarily successful promotional period, the introduction of the Company's Preferred Player credit card, and the effect of the Easter holiday falling into the second quarter of 1998 versus the first quarter in 1997. Management does not expect this comparable store sales trend to continue at this high level.

                           FORWARD-LOOKING STATEMENTS

    This Prospectus contains and incorporates by reference certain forward-looking statements relating to the Company's growth plans, strategy and expected store openings for fiscal 1998. These forward-looking statements are based largely on the Company's current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward-looking statements. In addition to the other risks described in the 1997 Form 10-K, important factors to consider in evaluating such forward-looking statements include changes in external competitive market factors, the effectiveness of the Company's promotion and merchandising strategies, changes in the Company's business strategy or an inability to execute its strategy due to unanticipated changes in the music products industry or the economy in general, the emergence of new or growing specialty retailers of music products and various other competitive factors that may prevent the Company from competing successfully in existing or future markets. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus, or in any of the documents incorporated by reference herein, will in fact be realized.

                           DESCRIPTION OF SECURITIES

    The following summary description does not purport to be complete. Reference is made to the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") and the Amended and Restated Bylaws, which are filed as exhibits to the Registration Statement of which this Prospectus forms a part, for a detailed description of the provisions thereof summarized below.

COMMON STOCK

    Holders of Common Stock are entitled to receive such dividends, if any, as may from time to time be declared by the Board of Directors of the Company out of funds legally available therefor. Pursuant to the Certificate of Incorporation, holders of Common Stock are entitled to one vote per share on all matters on which the holders of Common Stock are entitled to vote and do not have cumulative voting rights. Holders of Common Stock have no preemptive, conversion, redemption or sinking fund rights. In the event of a liquidation, dissolution or winding-up of the Company, holders of Common Stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company and the liquidation preference of any outstanding preferred stock. The outstanding shares of Common Stock are, and the shares of Common Stock offered by the Selling Stockholders hereby when issued in accordance with the Warrants will be, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to any series of preferred stock which the Company may issue in the future.

WARRANTS

    The Warrants are exercisable into an aggregate of 676,566 shares of Common Stock at an exercise price of $0.01 per share and expire on June 5, 2006. So long as any of the Warrants are outstanding, the amount of Common Stock obtainable pursuant to the Warrants shall be subject to change or adjustment according to the anti-dilution provisions of the Warrants. In the case of any capital reorganization or any reclassification of the capital stock of the Company the Warrants shall thereafter be exercisable for the number of shares of stock or other securities or property receivable upon such capital reorganization or reclassification equal to the number of shares of Common Stock into which the Warrants would have been exercisable immediately prior to such reorganization or reclassification.

                              SELLING STOCKHOLDERS

    The following table sets forth certain information, as of May 18, 1998, with respect to the Securities beneficially owned and to be offered hereby from time to time by DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Merchant Banking Funding, Inc., DLJ First ESC L.P. and DLJ Offshore Partners, C.V. or their respective assignees and their successors or assigns, if any, including Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") as set forth below (each a "Selling Stockholder" and, collectively, the "Selling Stockholders"). The Securities offered pursuant to this Prospectus as set forth below are all owned in the form of Warrants and equal all Securities owned by such persons named below as of the date of this Prospectus. The address for each of the Selling Stockholders is c/o DLJ Merchant Banking, Inc., 277 Park Avenue, New York, New York 10172.

                                                                               COMMON STOCK
                                                                             PURCHASE WARRANTS    COMMON STOCK
                                                                               BENEFICIALLY     PURCHASE WARRANTS
                                                                                   OWNED         OFFERED HEREBY
                                                                             -----------------  -----------------
DLJ Merchant Banking Partners, L.P.........................................        314,217            314,217
DLJ International Partners, C.V............................................        151,962            151,962
DLJ Merchant Banking Funding, Inc..........................................        121,386            121,386
DLJ First ESC L.P..........................................................         80,921             80,921
DLJ Offshore Partners, C.V.................................................          8,080              8,080

    The Warrants are currently exercisable at an exercise price of $.01 per share. The Selling Stockholders have advised the Company that some or all of the Warrants may be sold prior to the sale of the Common Stock offered hereby to DLJ for exercise by DLJ and sale by DLJ of the shares of Common Stock received upon exercise of such Warrants. The Selling Stockholders have advised the Company that the Warrants will be exercised on a "cashless basis" by paying the $6,766 aggregate exercise price in the form of shares of Common Stock of equal value (based on the average of the closing sales prices of the Common Stock on the Nasdaq National Market for the thirty trading days immediately prior to the date of exercise). Accordingly, assuming that the closing sales price of the Common Stock on the Nasdaq National Market on such date is $27.375, 676,319 shares of Common Stock would be issuable upon exercise of all outstanding Warrants.

    Pursuant to an agreement between the Company and the Selling Stockholders (the "Registration Agreement"), the Company has agreed to file the Registration Statement to register the potential resale of the Securities by the Selling Stockholders.

                              PLAN OF DISTRIBUTION

    Sales of the Securities offered hereby may be made from time to time by the Selling Stockholders in one or more transactions on the Nasdaq National Market or any other national securities exchange on which the Common Stock is traded (which, subject to applicable law, may involve transactions solely between a broker-dealer and its customers which are not traded across an open market and block trades), in the over-the-counter market, in privately negotiated transactions, for purposes of covering short positions or otherwise or in any combination of such transactions at market prices then prevailing, at prices related to the then current market price, at negotiated prices or at fixed prices. In addition, any Securities covered by this Prospectus which qualify for sale pursuant to Section 4(1) of the Securities Act or Rule 144 promulgated thereunder may be sold under such provisions rather than pursuant to this Prospectus. The Securities offered hereby may be offered in any manner permitted by law, including through underwriters, brokers, dealers or agents, and directly to one or more purchasers. Without limiting the generality of the foregoing, the Securities offered hereby may be sold in one or more of the following types of transactions: (a) sales to underwriters who will acquire the Securities for their own account and resell them in one or more transactions at fixed prices or at varying prices determined at the time of sale; (b) a block trade in which the broker-dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (c) purchases by a broker or dealer as principal and resale by such broker or dealer for its account; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (e) an exchange distribution in accordance with the rules of such exchange; and (f) transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate in the resales.

    Brokers, dealers or agents may receive compensation in the form of commissions, underwriting discounts or concessions from the Selling Stockholders in amounts to be negotiated in connection with the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

    In the event the Selling Stockholders or DLJ, as applicable, engage an underwriter in connection with the sale of the Securities, if and to the extent required, the specific number of Securities offered, the offering price, and the other terms of the offering, including the names of any underwriters, brokers, dealers or agents involved in the offering and the compensation, if any, of such underwriters, brokers, dealers or agents, will, to the extent required, be set forth in a Prospectus Supplement.

    Pursuant to the Registration Agreement, the Company has, subject to certain limitations, agreed to keep the Registration Statement effective for the sale of Securities until all Securities offered hereunder have been sold. All costs, expenses and fees in connection with the registration and sale of the Securities offered hereby shall be borne by the Company. Commissions and discounts, if any, attributable to the sale of Securities hereunder will be borne by the Selling Stockholders. The Selling Stockholders and the Company have agreed to indemnify each other against certain civil liabilities, including certain liabilities under the Securities Act.

    Certain persons participating in the distribution of the Securities offered hereby may engage in transactions that stabilize the price of the Common Stock.

                                 LEGAL MATTERS

    Certain legal matters with respect to the Securities offered hereby have been passed upon for the Company by Latham & Watkins, Los Angeles, California.

                                    EXPERTS

    The consolidated financial statements of the Company for the year ended December 31, 1995 appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The consolidated financial statements for the year ended

December 31, 1995 are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements and schedule of Guitar Center, Inc. as of December 31, 1997 and 1996, and for each of the years in the two year period ending December 31, 1997 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, THE SECURITIES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................    1
Incorporation of Certain Documents by Reference...........................    1
The Company...............................................................    2
Risk Factors..............................................................    3
Forward-Looking Statements................................................    3
Description of Securities.................................................    3
Selling Stockholders......................................................    4
Plan of Distribution......................................................    4
Legal Matters.............................................................    5
Experts...................................................................    5

                              GUITAR CENTER, INC.

                               676,566 SHARES OF
                                  COMMON STOCK

              WARRANTS TO PURCHASE 676,566 SHARES OF COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                  MAY   , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following expenses (other than the Securities and Exchange Commission Registration Fee) are estimated.

Securities and Exchange Commission Registration Fee............  $ 5,563.49
Printing.......................................................   40,000.00
Accountants' Fees and Expenses.................................   50,000.00
Legal Fees and Expenses........................................   30,000.00
Miscellaneous..................................................    4,436.51
                                                                 ----------
    Total......................................................  $130,000.00
                                                                 ----------
                                                                 ----------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Certificate of Incorporation of Guitar Center, Inc. (the "Company") provides that, to the extent permitted by the Delaware General Corporation Law, a director or officer shall not be personally liable to the Company or its stockholders for monetary damages arising from a breach of their fiduciary duties to the Company and its stockholders, to the extent permitted by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

    The Company's Amended and Restated Bylaws (the "Bylaws") provide that the Company shall indemnify its directors and officers to the fullest extent permitted by applicable law. The Company has entered into indemnification agreements with its directors and executive officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. Such agreements require the Company, among other things, (i) to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers provided such persons acted in good faith and in a manner reasonably believed to be in the best interests of the Company and, with respect to any criminal action, had no cause to believe their conduct was unlawful; (ii) to advance the expenses actually and reasonable incurred by its officers and directors as a result of any proceeding against them as to which they could be indemnified; and (iii) to obtain directors' and officers' insurance if available on reasonable terms. There is no action or proceeding pending or, to the knowledge of the Company, threatened which may result in a claim for indemnification by any director, officer, employee or agent of the Company.

    Policies of insurance may be obtained and maintained by the Company under which its directors and officers will be insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

    The form of Underwriting Agreement, referred to in Exhibit 1.1. to this Registration Statement, provides for the indemnification of the Company, its controlling persons, its directors and certain of its officers by the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the Registration Agreement filed as Exhibit 4.3 to this Registration Statement, the Selling Stockholders and the Company have agreed to indemnify each other against certain civil liabilities, including certain liabilities under the Securities Act.

ITEM 16. EXHIBITS.

 1.1 Form of Underwriting Agreement (to be filed as an exhibit to a Report on Form 8-K).

 4.1   Warrants (1-4) dated June 5, 1996, for the purchase of shares of Common
         Stock and Junior Preferred Stock issued to certain investors
         (incorporated by reference to Exhibit 4.3 of the Company's Registration
         Statement on Form S-1, File No. 333-10491).

 4.2   Form of Stock Certificate (incorporated by reference to Exhibit 4.4 of the
         Company's Registration Statement on Form S-1, File No. 333-10491).

 4.3   Registration Agreement dated June 5, 1996 by and among the Company, DLJ
         Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ
         Offshore Partners, C.V. and DLJ Merchant Banking Funding, Inc.
         (incorporated by reference to Exhibit 10.11 of the Company's Registration
         Statement on Form S-1, File No. 333-10491).

 5.1   Opinion of Latham & Watkins as to the validity of the shares of Common
         Stock offered hereby

23.1   Consent of KPMG Peat Marwick LLP, independent auditors

23.2   Consent of Ernst & Young LLP, independent auditors

23.4   Consent of Latham & Watkins (included in Exhibit 5.1)

24.1   Power of Attorney (included on signature page to this Registration
         Statement on Form S-3).

ITEM 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

    (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where, applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (5) To deliver or to cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information; and

    (6) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(b) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Agoura Hills, State of California, on this 21st day of May, 1998.

                                GUITAR CENTER, INC.

                                By:              /s/ LARRY THOMAS
                                     ----------------------------------------
                                                   Larry Thomas
                                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Larry Thomas, Marty Albertson and Bruce Ross and each of them his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him in his true name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file any registration statement pursuant to Rule 462(b) and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

                     NAME                                             TITLE                            DATE
-----------------------------------------------  -----------------------------------------------  ---------------

               /s/ LARRY THOMAS                  President, Chief Executive Officer and Director
     -------------------------------------         (Principal Executive Officer)                  May 21, 1998
                 Larry Thomas

              /s/ MARTY ALBERTSON                Executive Vice President, Chief Operating
     -------------------------------------         Officer and Director                           May 21, 1998
                Marty Albertson

                /s/ BRUCE ROSS                   Executive Vice President, Chief Financial
     -------------------------------------         Officer and Secretary (Principal Financial     May 21, 1998
                  Bruce Ross                       and Accounting Officer)

               /s/ STEVEN BURGE
     -------------------------------------       Director                                         May 21, 1998
                 Steven Burge

              /s/ DAVID FERGUSON
     -------------------------------------       Director                                         May 21, 1998
                David Ferguson

               /s/ HARVEY KIBEL
     -------------------------------------       Director                                         May 21, 1998
                 Harvey Kibel

                     NAME                                             TITLE                            DATE
-----------------------------------------------  -----------------------------------------------  ---------------

              /s/ MICHAEL LAZARUS
     -------------------------------------       Director                                         May 21, 1998
                Michael Lazarus

              /s/ PETER STARRETT
     -------------------------------------       Director                                         May 21, 1998
                Peter Starrett

              /s/ JEFFREY WALKER
     -------------------------------------       Director                                         May 21, 1998
                Jeffrey Walker